IMAX CORPORATION

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (No. 333-2076; No. 333-5720; No. 333-30970; No. 333-44412; No. 333-155262, No. 333-165400; No. 333-189274; No. 333-211888) and (ii) the Post-Effective Amendments No. 1 to Form S-8 (No. 333-5720 as amended and No. 333-165400) of IMAX Corporation of our report dated February 23, 2017, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario

February 23, 2017